UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Accounting Officer and Appointment of New Chief Accounting Officer

On October 22, 2026, Ashley Ward resigned as Chief Accounting Officer of Compass Minerals International, Inc. (the “Company”), effective October 23. Her resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On October 28, 2026, the Company appointed Brett Teuscher as its new Chief Accounting Officer.

Mr. Teuscher, age 44, joined the Company in May 2026 as Senior Director, Internal Audit and has 19 years of experience in finance and accounting. From January 2020 to May 2026, he served in positions of increasing responsibility at BlueScope, a steel supplier and manufacturer, ultimately as Director of Finance Transformation, ERM and Procurement. Earlier in his career, he worked in finance or internal audit roles at United Health Group, Whirlpool, JCPenney Company and the Utah State Tax Commission. Mr. Teuscher earned both his Master of Business Administration and his Bachelor of Science in Accounting from Utah State University.

The Company entered into a letter agreement, signed October 28, 2026, with Mr. Teuscher (the “Offer Letter”), establishing his compensation as Chief Accounting Officer. Pursuant to the Offer Letter, Mr. Teuscher’s base salary will be $300,000 per year. Mr. Teuscher’s annual targeted cash bonus under the Company’s Management Annual Incentive Program will be 40% of his annual base salary, with any bonus payments dependent on the Company’s pre-established performance goals. Mr. Teuscher will also be eligible to receive equity awards as part of the Company’s Long-Term Incentive Program, with an annual target equity award value of $115,000. The Offer Letter provides that Mr. Teuscher’s employment with the Company is at will.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 and incorporated by reference herein.

Mr. Teuscher does not have any family relationships with any director or executive officer of the Company, and there is no arrangement or understanding between Mr. Teuscher and any other person pursuant to which Mr. Teuscher was appointed as Chief Accounting Officer. Furthermore, there are no transactions between Mr. Teuscher (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Offer Letter, signed October 28, 2026, between Compass Minerals International Inc. and Brett Teuscher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: October 28, 2026	By:	/s/ Peter Fjellman
Peter Fjellman
Chief Financial Officer